EXHIBIT NO. 11

                        ROTARY POWER INTERNATIONAL, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

                                                      Nine Months Ended September 30,
                                                         1997                      1996
                                                         ----                      ----
BASIC

Shares outstanding, beginning of period              6,641,432                3,391,432

Weighted average number of shares issued,
  retired and issuable share equivalents             (471,329)                  681,926
                                                  ============             ============

Weighted average number of common and
  common equivalent shares outstanding               6,170,103                4,073,358
                                                  ============             ============

Net Loss                                          $(3,080,951)             $(2,233,495)
                                                  ============             ============

Net Loss per Common Share                             $ (0.50)                 $ (0.55)
                                                  ============             ============

DILUTED

Weighted average number of common and common
  equivalent shares outstanding as adjusted
  for full dilution                                  6,170,103                  550,370
                                                  ============             ============

Net Loss                                          $(3,080,951)             $(2,233,495)
                                                  ============             ============

Net Loss per Common Share                             $ (0.50)           $       (4.06)
                                                  ============             ============

These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.

                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ROTARY POWER INTERNATIONAL, INC.
                                     (Registrant)



                                     /s/Kenneth Leighton Brody
                                     Kenneth Leighton Brody
                                     President and Principal Financial Officer



August  24, 1998


                                       10